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                                                                 Exhibit 10.11

                     AMENDMENT NO. 2 TO CONSULTING AGREEMENT

      This Amendment No. 2 to the Consulting Agreement (the "Consulting Agreement") dated as of November 1, 2001 between Samir Patel, M.D. (the "Consultant") and Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with offices at 3 Time Square, New York, NY 10036 is effective as of October 1, 2004.

                                    RECITALS

      WHEREAS, the Consultant and the Company have entered into the Consulting Agreement;

      WHEREAS, the Consulting Agreement, as amended on May 3, 2004, expired on September 30, 2004;

      WHEREAS, the Company and the Consultant wish to extend the Consulting Agreement and provide for Consultant's continued service to the Company through December 31, 2004;

      NOW, THEREFORE, in consideration of the premises and agreement and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant and the Company agree as follows:

      1. The first sentence of Section 3 is hereby deleted in its entirety and amended to read as follows: "The Consultant agrees to devote at least five (5) eight (8) hour days per week, for a total of forty (40) hours per week, to the provision of the Services (the "Minimum Time Commitment")."

      2. Section 4(a) is hereby deleted in its entirety and amended to read as follows: "This Agreement shall be deemed to be effective as of October 1, 2004 and shall terminate on December 31, 2004 (the "Termination Date"). The term of this Agreement shall be referred to herein as the "Term."

      3. The provisions regarding consultancy fee and bonus of Section 5(a) is hereby deleted in its entirety and amended to read as follows: "In consideration of the Consultant's performance hereunder, the Consultant shall be paid a monthly consultancy fee of $18,750, $22,650 of which has been paid to date. The Consultant will not be eligible for a bonus."

      4. Except as set forth above, all other provisions of the Consulting Agreement shall remain in full force and effect and are unmodified by this Amendment No. 2.
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      5.    This Amendment shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws and rules thereof.

      This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this amendment as of January 3, 2005.

                                      EYETECH PHARMACEUTICALS, INC.



                                      By:      /s/ David Guyer
                                               ---------------
                                               Name:  David Guyer, M.D.
                                               Title: Chief Executive Officer



                                      CONSULTANT


                                      /s/ Samir Patel
                                      ---------------
                                      Samir Patel, M.D.